Exhibit 99.2

SUPPLEMENTAL ANALYST PACKAGE 3Q 2013 OCTOBER 21, 2013

AMERICAN CAMPUS COMMUNITIES TABLE OF CONTENTS Financial Highlights 1Consolidated Balance Sheets 2 Consolidated Statements of Comprehensive Income 3 Consolidated Statements of Funds from Operations 4 Wholly-owned Properties Results of Operations 5 Seasonality of Operations 6 Capital Structure 7 Portfolio Overview 8 Portfolio Overview - Detail by Property 9 Owned Development Update 15Investment Update 16 Third-party Development Update 17 Management Services Update 18 Definitions 19 Investor Information 21

FINANCIAL HIGHLIGHTS

$ in thousands, except share and per share data

Operating Data	Three Months Ended September 30,				Nine Months Ended September 30,			
	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
Total revenues	$ 159,031	$ 112,757	$ 46,274	41.0%	$ 476,643	$ 318,190	$ 158,453	49.8%
Operating income	15,195	13,364	1,831	13.7%	83,147	68,123	15,024	22.1%
Net income attributable to ACC	47,176	627	46,549		76,815	32,981	43,834	
Net income per share - basic	0.45	-			0.73	0.41		
Net income per share - diluted	0.45	-			0.72	0.40		
Funds From Operations ("FFO")	39,906	28,878	11,028	38.2%	163,961	109,882	54,079	49.2%
FFO per share—diluted	0.37	0.32			1.54	1.36		
Funds From Operations - Modified ("FFOM")	41,530	29,395	12,135	41.3%	166,183	107,980	58,203	53.9%
FFOM per share—diluted	0.39	0.32			1.56	1.33		

Market Capitalization and Unsecured Notes Covenants	September 30, 2013	December 31, 2012
Debt to total market capitalization[1]	39.3%	29.5%
Net debt to EBITDA	6.8x	6.4x
Unencumbered asset value to total asset value	55.8%	52.4%
Total debt to total asset value	40.5%	38.8%
Secured debt to total asset value	24.6%	27.7%
Unencumbered asset value to unsecured debt	351.8%	474.6%
Interest coverage[2]	3.5x	3.5x

1. Market capitalization is calculated based on a common share price of $34.15 and $46.13 as of September 30, 2013 and December 31, 2012, respectively, and fully diluted common shares totaling 106,730,410 and 106,488,084 as of September 30, 2013 and December 31, 2012, respectively.
2. Based on Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") and Adjusted Interest Expense of $341.9 million and $96.5 million, respectively, for the four most recently completed fiscal quarters. Includes pro forma adjustments to EBITDA and Interest Expense of $27.3 million and $8.1 million, respectively, to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented. Adjusted Interest Expense includes $9.9 million of interest capitalized for GAAP purposes and excludes $12.6 million of amortization of debt premiums/discounts related to mortgage loans assumed in connection with acquisitions.

AMERICAN CAMPUS COMMUNITIES | 1

AMERICAN CAMPUS COMMUNITIES | CONSOLIDATED BALANCE SHEETS $ in thousands September 30, 2013 December 31, 2012 (unaudited) Assets Investments in real estate: Wholly-owned properties, net 5,003,173 $ 4,871,376 $ Wholly-owned properties held for sale 23,707 - On-campus participating properties, net 62,162 57,346 Investments in real estate, net 5,089,042 4,928,722 Cash and cash equivalents 25,267 21,454 Restricted cash 37,480 36,790 Student contracts receivable, net 17,207 14,122 Other assets 151,090 117,874 Total assets 5,320,086 $ 5,118,962 $ Liabilities and equity Liabilities: Secured mortgage, construction and bond debt 1,414,943 $ 1,509,105 $ Unsecured notes 398,692 - Unsecured term loan 350,000 350,000 Unsecured revolving credit facility 175,300 258,000 Secured agency facility 95,355 104,000 Accounts payable and accrued expenses 63,895 56,046 Other liabilities 135,788 107,223 Total liabilities 2,633,973 2,384,374 Redeemable noncontrolling interests 49,790 57,534 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,043 1,043 Additional paid in capital 3,014,239 3,001,520 Accumulated earnings and dividends (382,231) (347,521) Accumulated other comprehensive loss (2,210) (6,661) 2,630,841 2,648,381 Noncontrolling interests - partially owned properties 5,482 28,673 Total equity 2,636,323 2,677,054 Total liabilities and equity 5,320,086 $ 5,118,962 $ Total American Campus Communities, Inc. and Subsidiaries stockholders' equity 2

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Unaudited, $ in thousands, except share and per share data

	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	$ Change	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012	$ Change
Revenues						
Wholly-owned properties	$ 150,668	$ 104,062	$ 46,606	$ 449,779	$ 286,932	$ 162,847
On-campus participating properties	5,066	5,087	(21)	17,871	17,766	105
Third-party development services	622	1,467	(845)	1,656	7,427	(5,771)
Third-party management services	1,792	1,687	105	5,425	5,083	342
Resident services	883	454	429	1,912	982	930
Total revenues	**159,031**	**112,757**	**46,274**	**476,643**	**318,190**	**158,453**
Operating expenses						
Wholly-owned properties[1]	87,189	57,941	29,248	222,768	141,772	80,996
On-campus participating properties	3,021	3,010	11	8,454	8,306	148
Third-party development and management services	3,058	2,602	456	7,786	8,013	(227)
General and administrative	3,934	7,582 [2]	(3,648)	12,366	15,760 [2]	(3,394)
Depreciation and amortization	45,248	27,165	18,083	138,373	73,355	65,018
Ground/facility leases	1,386	1,093	293	3,749	2,861	888
Total operating expenses	**143,836**	**99,393**	**44,443**	**393,496**	**250,067**	**143,429**
Operating income	**15,195**	**13,364**	**1,831**	**83,147**	**68,123**	**15,024**
Nonoperating income and (expenses)						
Interest income	792	428	364	2,165	1,355	810
Interest expense	(19,819)	(13,530)	(6,289)	(57,063)	(38,742)	(18,321)
Amortization of deferred financing costs	(1,413)	(1,060)	(353)	(4,143)	(3,012)	(1,131)
Income from unconsolidated joint ventures	-	-	-	-	444	(444)
Other nonoperating income (expense)	134	136	(2)	(2,666)	14	(2,680)
Total nonoperating expenses	**(20,306)**	**(14,026)**	**(6,280)**	**(61,707)**	**(39,941)**	**(21,766)**
(Loss) income before income taxes and discontinued operations	(5,111)	(662)	(4,449)	21,440	28,182	(6,742)
Income tax provision	(255)	(181)	(74)	(765)	(493)	(272)
(Loss) income from continuing operations	**(5,366)**	**(843)**	**(4,523)**	**20,675**	**27,689**	**(7,014)**
Discontinued operations						
Income attributable to discontinued operations	367	1,865	(1,498)	5,373	7,062	(1,689)
Gain from disposition of real estate	52,831	-	52,831	52,831	83	52,748
Total discontinued operations	**53,198**	**1,865**	**51,333**	**58,204**	**7,145**	**51,059**
Net income	**47,832**	**1,022**	**46,810**	**78,879**	**34,834**	**44,045**
Net income attributable to noncontrolling interests	(656)	(395)	(261)	(2,064)	(1,853)	(211)
Net income attributable to American Campus Communities, Inc. and Subsidiaries	**$ 47,176**	**$ 627**	**$ 46,549**	**$ 76,815**	**$ 32,981**	**$ 43,834**
Other comprehensive (loss) income						
Change in fair value of interest rate swaps	(1,163)	(2,386)	1,223	4,451	(4,191)	8,642
Comprehensive income (loss)	**$ 46,013**	**$ (1,759)**	**$ 47,772**	**$ 81,266**	**$ 28,790**	**$ 52,476**
Net income per share attributable to American Campus Communities, Inc. and Subsidiaries common stockholders						
Basic	**$ 0.45**	**$ -**		**$ 0.73**	**$ 0.41**	
Diluted	**$ 0.45**	**$ -**		**$ 0.72**	**$ 0.40**	
Weighted-average common shares outstanding						
Basic	**104,781,431**	**89,169,868**		**104,752,982**	**79,404,323**	
Diluted	**104,781,431**	**89,169,868**		**105,381,053**	**80,009,463**	

1. Wholly-owned properties operating expenses for both the three and nine month periods ended September 30, 2013 include $0.3 million of acquisition-related costs such as broker fees, due diligence costs and legal and accounting fees. Wholly-owned properties operating expenses for the three and nine month periods ended September 30, 2012 include $0.9 million and $1.6 million, respectively, of acquisition-related costs.
2. General and administrative expenses for the three and nine months ended September 30, 2012 include $3.8 million and $4.5 million, respectively, of acquisition-related costs such as due diligence costs and legal and accounting fees related to the acquisition of a 15-property portfolio from Campus Acquisitions in September 2012.

AMERICAN CAMPUS COMMUNITIES | 3

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS

Unaudited, $ in thousands, except share and per share data

AMERICAN CAMPUS COMMUNITIES

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2013	2012	$ Change	2013	2012	$ Change
Net income attributable to American Campus Communities, Inc. and Subsidiaries	$ 47,176	$ 627	$ 46,549	$ 76,815	$ 32,981	$ 43,834
Noncontrolling interests[1]	656	129	527	1,273	798	475
Gain from disposition of real estate	(52,831)	-	(52,831)	(52,831)	(83)	(52,748)
Income from unconsolidated joint ventures	-	-	-	-	(444)	444
FFO from unconsolidated joint ventures[2]	-	-	-	-	429	(429)
Real estate related depreciation and amortization	44,905	28,122	16,783	138,704	76,201	62,503
Funds from operations ("FFO")	**39,906**	**28,878**	**11,028**	**163,961**	**109,882**	**54,079**
Elimination of operations of on-campus participating properties						
Net loss (income) from on-campus participating properties	1,002	919	83	(493)	(535)	42
Amortization of investment in on-campus participating properties	(1,197)	(1,167)	(30)	(3,553)	(3,481)	(72)
	39,711	28,630	11,081	159,915	105,866	54,049
Modifications to reflect operational performance of on-campus participating properties						
Our share of net cash flow[3]	627	529	98	1,686	1,602	84
Management fees	242	236	6	832	814	18
On-campus participating properties development fees[4]	950	-	950	950	-	950
Impact of on-campus participating properties	1,819	765	1,054	3,468	2,416	1,052
Non-cash litigation settlement expense[5]	-	-	-	2,800	-	2,800
Elimination of gain on debt restructuring - unconsolidated joint venture[6]	-	-	-	-	(424)	424
Loss on remeasurement of equity method investment[7]	-	-	-	-	122	(122)
Funds from operations-modified ("FFOM")	**$ 41,530**	**$ 29,395**	**$ 12,135**	**$ 166,183**	**$ 107,980**	**$ 58,203**
FFO per share - diluted	**$ 0.37**	**$ 0.32**		**$ 1.54**	**$ 1.36**	
FFOM per share - diluted	**$ 0.39**	**$ 0.32**		**$ 1.56**	**$ 1.33**	
Weighted average common shares outstanding - diluted	**106,639,825**	**90,764,959**		**106,629,998**	**81,011,069**	
Acquisition-related costs	$ 345	$ 4,744		$ 345	$ 6,121	
FFOM (excluding acquisition-related costs)	**$ 41,875**	**$ 34,139**		**$ 166,528**	**$ 114,101**	
FFOM per share (excluding acquisition-related costs)	**$ 0.39**	**$ 0.38**		**$ 1.56**	**$ 1.41**	

1. Excludes $0 and $0.8 million for the three and nine months ended September 30, 2013, respectively, and $0.3 million and $1.1 million for the three and nine months ended September 30, 2012, respectively, of income attributable to the noncontrolling partner in The Varsity, a property purchased in December 2011 from a seller that retained a 20.5% noncontrolling interest in the property. Effective July 1, 2013, the company acquired the minority partner's interest and now owns 100% of the property.
2. Represents our 10% share of FFO from a joint venture with Fidelity ("Fund II") in which we were a noncontrolling partner. In January 2012, we purchased the full ownership interest in the one remaining property owned by Fund II (University Heights). Subsequent to the acquisition, the property is now wholly-owned and is consolidated by the company.
3. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Represents amounts accrued for the interim periods.
4. Development and construction management fees related to the West Virginia University on-campus participating property, which is currently under construction and scheduled for completion in August 2014. Although the company is including this project in its consolidated financial statements for accounting purposes, similar to our other on-campus participating properties, we view the economic benefit of such properties as limited to the development/construction management fees, property management fees and the 50% share of net cash flow that we receive. As such, for purposes of calculating FFOM, we are recognizing the fees received for this project similar to other third-party development projects.
5. On April 22, 2013, the company acquired a note and subrogation rights from National Public Finance Guarantee Corporation (formerly known as MBIA Insurance Corp. of Illinois) for an aggregate of $52.8 million, which are secured by a lien on, and the cash flows from, two student housing properties in close proximity to the University of Central Florida and currently under a ground lease with the UCF Foundation. The instruments carry an interest rate of 5.123 percent. The acquisition facilitated the settlement of litigation related to a third-party management agreement for the properties with a GMH entity that was acquired by the company's 2008 merger with GMH. The acquisition resulted in a non-cash settlement charge of $2.8 million to reflect the fair market valuation of the instruments. Management believes it is appropriate to exclude this non-cash charge from FFOM in order to more accurately present the operating results of the company on a comparative basis during the periods presented.
6. In connection with our purchase of University Heights from Fund II (see Note 3), Fund II negotiated a Settlement Agreement with the lender of the property's mortgage loan whereby the lender agreed to accept a discounted amount that was less than the original principal amount of the loan as payment in full. Accordingly, Fund II recorded a gain on debt restructuring to reflect the discounted payoff. Our 10% share of such gain is reflected above as an adjustment to FFOM.
7. Represents a non-cash loss recorded to remeasure our equity method investment in Fund II to fair value as a result of our purchase of the full ownership interest in University Heights from Fund II in January 2012.

AMERICAN CAMPUS COMMUNITIES | 4

WHOLLY-OWNED PROPERTIES RESULTS OF OPERATIONS[1]

$ in thousands

AMERICAN CAMPUS COMMUNITIES

	Three Months Ended September 30,				Nine Months Ended September 30,			
	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
Wholly-owned properties revenues								
Same store properties	$ 95,917	$ 94,244	$ 1,673	1.8%	$ 278,843	$ 273,648	$ 5,195	1.9%
New properties	56,852	11,509	45,343		176,518	17,927	158,591	
Total revenues[2]	$ 152,769	$ 105,753	$ 47,016	44.5%	$ 455,361	$ 291,575	$ 163,786	56.2%
Wholly-owned properties operating expenses								
Same store properties	$ 54,568	$ 53,100	$ 1,468	2.8%	$ 136,959	$ 132,805	$ 4,154	3.1%
New properties[3]	33,380	5,534	27,846		87,843	10,835	77,008	
Total operating expenses	$ 87,948	$ 58,634	$ 29,314	50.0%	$ 224,802	$ 143,640	$ 81,162	56.5%
Wholly-owned properties net operating income								
Same store properties	$ 41,349	$ 41,144	$ 205	0.5%	$ 141,884	$ 140,843	$ 1,041	0.7%
New properties	23,472	5,975	17,497		88,675	7,092	81,583	
Total net operating income	$ 64,821	$ 47,119	$ 17,702	37.6%	$ 230,559	$ 147,935	$ 82,624	55.9%

Note: The same store grouping above represents properties owned or operated for the entire comparative periods presented. The third quarter same store grouping includes properties purchased or developed prior to July 1, 2012. The year-to-date same store grouping includes properties purchased or developed prior to January 1, 2012.

1. Excludes State College Park, University Pines, Northgate Lakes, and The Village at Blacksburg, which were sold in July 2013 and are classified within discontinued operations on the accompanying consolidated statements of comprehensive income. Includes Campus Ridge Apartments, which was sold in October 2013, and University Mills, which is anticipated to be sold in the fourth quarter of 2013. These two properties are also included in discontinued operations on the accompanying consolidated statements of comprehensive income. Revenues for Campus Ridge and University Mills totaled $1.2 million for both three month periods ended September 30, 2013 and 2012 and $3.7 million for both nine month periods ended September 30, 2013 and 2012. Operating expenses for Campus Ridge and University Mills totaled $0.8 million and $0.7 million for the three months ended September 30, 2013 and 2012, respectively, and $2.0 million and $1.9 million for the nine months ended September 30, 2013 and 2012, respectively. Excluding these two properties, same store net operating income would have increased by 0.7% and 0.9% for the three and nine months ended September 30, 2013, respectively.
2. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.
3. Operating expenses for both the three and nine month periods ended September 30, 2013 include $0.3 million of acquisition-related costs such as broker fees, due diligence costs and legal and accounting fees. Operating expenses for the three and nine months ended September 30, 2012 include $0.9 million and $1.6 million, respectively, of acquisition-related costs.

AMERICAN CAMPUS COMMUNITIES | 5

SEASONALITY OF OPERATIONS[1]

$ in thousands, except for per bed amounts

	Three Months Ended					
	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	Total/Weighted Average- Last 12 Months[2]
Same store properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 523	$ 552	$ 552	$ 541	$ 533	$ 544
Other income per occupied bed per month[3]	56	36	37	41	57	43
Total revenue per occupied bed	**$ 579**	**$ 588**	**$ 589**	**$ 582**	**$ 590**	**$ 587**
Average number of owned beds	55,241	55,241	55,241	55,241	55,241	55,241
Average physical occupancy for the quarter	95.3%	97.3%	97.5%	94.1%	95.0%	96.0%
Total revenue	$ 91,381	$ 94,721	$ 95,161	$ 90,747	$ 92,935	$ 373,564
Property operating expenses	51,007	41,075	40,949	43,316	52,709	178,049
Net operating income	$ 40,374	$ 53,646	$ 54,212	$ 47,431	$ 40,226	$ 195,515
Operating margin	*44.2%*	*56.6%*	*57.0%*	*52.3%*	*43.3%*	*52.3%*
New properties[4]						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 640	$ 658	$ 645	$ 649	$ 592	$ 634
Other income per occupied bed per month[3]	63	57	58	64	70	63
Total revenue per occupied bed	**$ 703**	**$ 715**	**$ 703**	**$ 713**	**$ 662**	**$ 697**
Average number of owned beds	7,112	21,989	29,782	29,789	33,062	28,655
Average physical occupancy for the quarter	95.9%	95.4%	94.8%	89.6%	91.1%	92.5%
Total revenue	$ 14,372	$ 45,015	$ 59,548	$ 57,136	$ 59,834	$ 221,533
Property operating expenses	7,627	18,931	25,985	26,604	35,239	106,759
Net operating income	$ 6,745	$ 26,084	$ 33,563	$ 30,532	$ 24,595	$ 114,774
Operating margin	*46.9%*	*57.9%*	*56.4%*	*53.4%*	*41.1%*	*51.8%*
ALL PROPERTIES						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 536	$ 582	$ 584	$ 577	$ 555	$ 574
Other income per occupied bed per month[3]	57	42	44	49	62	50
Total revenue per occupied bed	**$ 593**	**$ 624**	**$ 628**	**$ 626**	**$ 617**	**$ 624**
Average number of owned beds	62,353	77,230	85,023	85,030	88,303	83,896
Average physical occupancy for the quarter	95.3%	96.8%	96.6%	92.5%	93.5%	94.8%
Total revenue	$ 105,753	$ 139,736	$ 154,709	$ 147,883	$ 152,769	$ 595,097
Property operating expenses	58,634	60,006	66,934	69,920	87,948	284,808
Net operating income	$ 47,119	$ 79,730	$ 87,775	$ 77,963	$ 64,821	$ 310,289
Operating margin	*44.6%*	*57.1%*	*56.7%*	*52.7%*	*42.4%*	*52.1%*

Note: The same store grouping above includes properties owned or operating for the entire year ended December 31, 2012 (i.e. properties purchased or developed on or prior to December 31, 2011.)

1. Excludes sold properties and includes two properties classified as Held For Sale as of September 30, 2013. Properties classified as Held for Sale include Campus Ridge, which was sold in October 2013, and University Mills, which is anticipated to be sold in the fourth quarter 2013. All such properties are included in discontinued operations on the accompanying consolidated statements of comprehensive income.
2. For the four most recently completed fiscal quarters.
3. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
4. Includes the following properties opened or acquired in 2012: University Heights-Knoxville, Avalon Heights, University Commons, The Block, The Retreat, University Edge, the 15-property Campus Acquisitions portfolio acquired in September 2012, 11 properties that completed construction and opened for operations in August and September 2012 and the 19-property Kayne Anderson portfolio acquired in November 2012. Includes the following properties opened or acquired in 2013: 7th Street Station, The Plaza Apartments (currently undergoing redevelopment activities), Townhomes at Newtown Crossing, The Lodges of East Lansing Phase II and 7 properties that completed construction and opened for operations in August and September 2013. Also includes The Plaza on University, acquired in July 2011, which is currently undergoing redevelopment activities.

AMERICAN CAMPUS COMMUNITIES | 6

CAPITAL STRUCTURE AS OF SEPTEMBER 30, 2013 $ in millions, except share and per share data Note – refer to the Definitions outlined on pages 19 and 20 for detailed definitions of terms appearing on this page. 1. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $76.0 million and the unamortized original issue discount on unsecured notes of $1.3 million. Includes capital lease obligations, net of accumulated amortization, of $23,000. 2. Based on share price of $34.15 and fully diluted share count of 106,730,410 as of September 30, 2013. Assumes conversion of 1,342,847 common and preferred Operating Partnership units and 604,746 unvested restricted stock awards. 3. Excludes accumulated depreciation of $546.7 million and receivables and intangible assets, net of accumulated amortization, of $27.9 million. 4. Based on Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) and Adjusted Interest Expense of $341.9 million and $96.5 million, respectively, for the four most recently completed fiscal quarters. Includes pro forma adjustments to EBITDA and Interest Expense of $27.3 million and $8.1 million, respectively, to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented. Adjusted Interest Expense includes $9.9 million of interest capitalized for GAAP purposes and excludes $12.6 million of amortization of debt premiums/discounts related to mortgage loans assumed in connection with acquisitions. 5. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 4.2%. 7 Total Debt 5.7% 4.1% 5.2% 4.1% 3.4% 5.5% - 5.6% 5.4% 4.2% Fixed Rate Mortgage Loans 5.7% 5.5% 5.2% 5.9% 5.8% 5.5% - 5.6% 5.4% 4.4% Weighted Average Interest Rate Of Debt Maturing Each Year

PORTFOLIO OVERVIEW

Summary

Property Type	Units	Beds	Physical Occupancy at September 30, 2013	Physical Occupancy at September 30, 2012	Fall 2013 Initial Rental Rate Change	Fall 2013 Final Rental Rate Change	Rental Revenue per Occupied Bed for Academic Year[1] 2013/2014	Rental Revenue per Occupied Bed for Academic Year[1] 2012/2013
Q4 2013 Same Store Wholly-owned Properties								
Legacy Properties[2]	19,416	62,552	97.0%	96.9%	2.5%	1.4%	$ 565	$ 558
2012 Acquisitions-Campus Acquisitions Portfolio[3]	2,500	6,590	92.7%	93.8%	-0.9%	-0.7%	$ 722	$ 727
2012 Acquisitions-Other[4]	1,434	4,205	98.2%	98.7%	2.7%	1.0%	$ 667	$ 661
Subtotal - Q4 2013 Same Store Wholly-owned Properties	**23,350**	**73,347**	**96.7%**	**96.8%**	**2.2%**	**1.1%**	**$ 585**	**$ 579**
New Wholly-owned Properties								
Kayne Anderson Portfolio	4,224	12,049	96.6%	92.2%[5]	0.3%	-1.1%	$ 612	$ 618[5]
2013 Acquisitions[6]	82	309	100.0%	n/a	n/a	n/a	$ 645	n/a
2013 Development Deliveries[7]	1,233	4,553	98.1%	n/a	n/a	n/a	$ 810	n/a
Subtotal - New Wholly-owned Properties	**5,539**	**16,911**	**97.1%**	**n/a**	**n/a**	**n/a**	**$ 666**	**n/a**
Total - Wholly-owned Properties	**28,889**	**90,258**	**96.7%**	**n/a**	**n/a**	**n/a**	**$ 600**	**n/a**
On-campus Participating Properties	**1,863**	**4,519**	**98.4%**	**99.6%**				

1. Represents average rental revenue per occupied bed for the academic years presented.
2. Excludes properties sold in 2012 and 2013. Includes two properties classified as Held for Sale as of September 30, 2013 and included in discontinued operations on the accompanying consolidated financial statements. Excluding these properties, the same store legacy portfolio is 97.0% occupied as of September 30, 2013 as compared to 97.0% occupied as of September 30, 2012.
3. At the time of our acquisition of The Castilian in September 2012, the company underwrote occupancy at 75% due to the impact of The Callaway House Austin's debut in the market in the same asset class. The Castilian is 71.6% occupied as of September 30, 2013. Excluding The Castilian, occupancy as of September 30, 2013 would be 94.9% for the Campus Acquisitions Portfolio as compared to 92.5% as of September 30, 2012, and the Fall 2013 rental rate change for the portfolio would have been 2.1%.
4. Includes the following properties: (1) University Heights in Knoxville, TN – acquired January 2012, (2) Avalon Heights in Tampa Bay, FL - acquired May 2012, (3) University Commons in Minneapolis, MN - acquired June 2012, (4) The Block in Austin, TX - acquired August 2012, and (5) The Retreat in San Marcos, TX - acquired September 2012.
5. Represents September 30, 2012 occupancy and rental rates per the previous portfolio owner. The company acquired this 19-property portfolio in November 2012.
6. Includes 7th Street Station in Corvallis, OR, which was acquired in July 2013. Does not include The Plaza Apartments in Tallahassee, FL, which was acquired in August 2013. The company is currently vacating tenants from this property in preparation for redevelopment activities that are expected to commence in the second or third quarter 2014.
7. Includes 7 wholly-owned properties that completed construction and opened for operations in August and September 2013. Also includes Townhomes at Newtown Crossing, a property subject to a pre-sale agreement that completed construction in August 2013 and was purchased by the company in September 2013.

AMERICAN CAMPUS COMMUNITIES | 8

PORTFOLIO OVERVIEW

Detail – Q4 2013 same store legacy properties with final fall 2012 occupancy of 98% or greater

	Property	Units	Beds	Physical Occupancy at September 30, 2013	Physical Occupancy at September 30, 2012	Fall 2013 Rental Rate Change
1.	26 West-Austin, TX	367	1,026	99.5%	99.5%	8.9%
2.	University Crossings-Philadelphia, PA	260	1,016	99.3%	99.4%	6.9%
3.	The Edge-Charlotte, NC	180	720	99.4%	98.9%	6.4%
4.	Hilltop Townhomes-Flagstaff, AZ (ACE®)	144	576	99.3%	99.3%	5.7%
5.	The View-Lincoln, NE	157	590	100.0%	100.0%	5.5%
6.	University Walk-Charlotte, NC	120	480	99.0%	99.0%	5.4%
7.	University Meadows-Mt. Pleasant, MI	184	616	97.7%	98.5%	5.3%
8.	Campus Corner-Bloomington, IN	254	796	99.1%	99.2%	4.8%
9.	University Greens-Norman, OK	156	516	99.0%	98.8%	4.8%
10.	2nd Ave Centre-Gainesville, FL	274	868	99.5%	99.5%	4.8%
11.	University Oaks-Columbia, SC	181	662	99.1%	99.1%	4.6%
12.	Royal Village-Gainesville, FL	118	448	97.8%	98.0%	4.1%
13.	University Heights-Birmingham, AL	176	528	99.4%	99.4%	4.0%
14.	U Club Townhomes on Marion Pugh-College Station, TX	160	640	99.4%	99.4%	3.9%
15.	The Callaway House-College Station, TX	173	538	103.9%	104.1%	3.9%
16-17.	Willowtree Apartments and Tower-Ann Arbor, MI	473	851	99.3%	99.5%	3.8%
18.	U Club on Frey-Kennesaw, GA	114	456	98.7%	99.1%	3.8%
19.	University Village at Boulder Creek-Boulder, CO	82	309	98.7%	98.7%	3.8%
20-22.	University Village-Tallahassee, FL	217	716	99.4%	99.4%	3.7%
23.	The Estates-Gainesville, FL	396	1,044	98.9%	98.3%	3.6%
24.	Campus Edge on UTA Boulevard-Arlington, TX	128	488	99.6%	100.0%	3.5%
25.	Villas on Rensch-Amherst, NY	153	610	99.0%	99.0%	3.5%
26.	Chapel Ridge-Chapel Hill, NC	180	544	96.5%	98.9%	3.4%
27.	Aztec Corner-San Diego, CA	180	606	97.9%	98.3%	3.3%
28.	Olde Towne University Square-Toledo, OH	224	550	100.2%	100.2%	3.2%
29.	University Centre-Newark, NJ	234	838	88.3%	98.2%	3.1%
30.	Nittany Crossing-State College, PA	204	684	98.8%	99.3%	3.0%
31.	Sunnyside Commons-Morgantown, WV	68	161	100.6%	100.6%	3.0%
32.	Chapel View-Chapel Hill, NC	224	358	97.2%	98.0%	2.9%
33.	University Village-Sacramento, CA	250	394	102.5%	100.5%	2.9%
34.	University Village-Prairie View, TX (ACE)	36	144	100.0%	100.0%	2.8%
35.	University Village at Sweethome-Amherst, NY	269	828	99.6%	99.2%	2.7%
36.	The Tower at Third-Champaign, IL	188	375	98.4%	98.9%	2.4%
37.	Newtown Crossing-Lexington, KY	356	942	99.2%	99.4%	2.4%
38.	Callaway Villas-College Station, TX	236	704	99.7%	99.3%	2.3%
39.	Sanctuary Lofts-San Marcos, TX	201	487	98.2%	98.2%	2.2%

AMERICAN CAMPUS COMMUNITIES | 9

PORTFOLIO OVERVIEW

Detail – Q4 2013 same store legacy properties with final fall 2012 occupancy of 98% or greater, continued

	Property	Units	Beds	Physical Occupancy at September 30, 2013	Physical Occupancy at September 30, 2012	Fall 2013 Rental Rate Change
40.	The Highlands-Reno, NV	216	732	99.7%	98.9%	2.2%
41.	Abbott Place-East Lansing, MI	222	654	97.9%	99.4%	2.2%
42.	The Outpost-San Marcos, TX	162	486	99.2%	99.0%	2.2%
43.	Villas at Chestnut Ridge-Amherst, NY	196	552	99.1%	98.9%	1.9%
44.	Campus Way-Tuscaloosa, AL	194	680	94.4%	98.8%	1.7%
45.	GrandMarc Seven Corners-Minneapolis, MN	186	440	119.8%	126.4%	1.5%
46.	Casas del Rio-Albuquerque, NM (ACE)	283	1,028	95.3%	99.5%	1.2%
47.	Aggie Station-Bryan, TX	156	450	100.0%	100.0%	1.0%
48.	The Club-Athens, GA	120	480	95.0%	98.1%	0.9%
49.	Peninsular Place-Ypsilanti, MI	183	478	99.0%	99.4%	0.5%
50.	Hawks Landing-Oxford, OH	122	484	98.8%	98.8%	0.2%
51.	The Village at Overton Park-Lubbock, TX	163	612	93.3%	98.7%	0.0%
52-54.	The Summit & Jacob Heights-Mankato, MN	258	930	98.2%	98.6%	-0.1%
55.	University Club Apartments-Gainesville, FL	94	376	98.9%	98.1%	-0.1%
56.	The Suites-Flagstaff, AZ (ACE)	275	550	99.5%	99.1%	-0.8%
57.	The Centre-Kalamazoo, MI	232	700	96.9%	99.1%	-0.9%
58.	Eagles Trail-Hattiesburg, MS	216	792	97.7%	98.7%	-1.2%
59.	Lions Crossing-State College, PA	204	696	98.6%	99.4%	-1.2%
60.	The Village at Science Drive-Orlando, FL	192	732	98.0%	98.0%	-1.9%
61.	Lobo Village-Albuquerque, NM (ACE)	216	864	89.7%	99.0%	-2.5%
62.	The Edge-Orlando, FL	306	930	98.9%	98.6%	-2.9%
63-64.	College Club Townhomes-Tallahassee, FL	136	544	89.3%	98.3%	-3.2%
65.	South View Apartments-Harrisonburg, VA	240	960	93.0%	98.3%	-3.3%
66.	The Enclave-Bowling Green, OH	120	480	96.9%	98.3%	-4.4%
	Subtotal - Q4 2013 Same Store Legacy Properties With Final Fall 2012 Occupancy of 98% or Greater	**12,009**	**37,739**	**98.2%**	**99.4%**	**2.5%**

AMERICAN CAMPUS COMMUNITIES | 10

PORTFOLIO OVERVIEW

Detail – Q4 same store legacy properties with final fall 2012 occupancy between 95% and 98%

	Property	Units	Beds	Physical Occupancy at September 30, 2013	2012	Fall 2013 Rental Rate Change
1.	University Manor-Greenville, NC	168	600	97.3%	97.7%	11.3%
2.	Royal Lexington-Lexington, KY	94	364	100.0%	97.8%	10.6%
3.	Campus Trails-Starkville, MS	156	480	98.3%	97.9%	4.0%
4.	University Crescent-Baton Rouge, LA	192	612	98.5%	97.2%	2.7%
5.	Barrett Honors College-Tempe, AZ (ACE)	604	1,721	97.7%	96.7%	2.7%
6.	Villas on Sycamore-Huntsville, TX	170	680	99.4%	95.7%	2.3%
7.	Uptown Apartments-Denton, TX	180	528	95.1%	97.0%	2.0%
8.	University Village-Fresno, CA	105	406	94.8%	95.8%	1.8%
9.	City Parc at Fry Street-Denton, TX	136	418	98.3%	96.7%	1.4%
10.	University Trails-Lubbock, TX	240	684	93.3%	96.5%	1.0%
11.	Stone Gate-Harrisonburg, VA	168	672	99.1%	96.3%	0.8%
12-13.	Villas at Vista del Sol & Vista del Sol-Tempe, AZ (ACE)	717	2,266	96.6%	97.9%	0.3%
14.	The Village at Alafaya Club-Orlando, FL	228	839	98.7%	96.4%	-1.0%
15-16.	University Club Townhomes-Tallahassee, FL	216	736	96.3%	95.8%	-1.3%
17.	The Woods-Murfreesboro, TN	78	276	97.8%	95.7%	-1.6%
18.	University Pointe-Lubbock, TX	204	682	91.8%	97.4%	-2.2%
19.	Villas at Babcock-San Antonio, TX	204	792	91.7%	96.5%	-3.9%
20.	University Mills-Cedar Falls, IA[1]	121	481	86.9%	96.5%	-3.9%
21.	Burbank Commons-Baton Rouge, LA	134	532	98.9%	97.2%	-4.1%
22.	Lakeside Apartments-Athens, GA	244	776	91.5%	95.9%	-9.1%
23.	The Commons-Harrisonburg, VA	132	528	81.4%	96.2%	-11.0%
	Subtotal - Q4 2013 Same Store Legacy Properties With Final Fall 2012 Occupancy Between 95% and 98%	**4,491**	**15,073**	**95.6%**	**96.8%**	**0.8%**

1. Property is classified as Held for Sale as of September 30, 2013 and is included in discontinued operations on the accompanying consolidated financial statements.

AMERICAN CAMPUS COMMUNITIES | 11

PORTFOLIO OVERVIEW

Detail – Q4 2013 same store legacy properties with final fall 2012 occupancy less than 95%

AMERICAN CAMPUS COMMUNITIES

	Property	Units	Beds	Physical Occupancy at September 30, 2013	2012	Fall 2013 Rental Rate Change
1.	Pirates Place Townhomes-Greenville, NC	144	528	93.4%	91.5%	11.8%
2.	The Varsity-College Park, MD[1]	258	901	99.4%	93.0%	1.2%
3.	The Village on Sixth Avenue-Huntington, WV	248	752	94.4%	94.5%	0.2%
4.	Raiders Crossing-Murfreesboro, TN	96	276	98.9%	91.3%	-0.3%
5.	University Edge-Kent, OH	201	608	99.3%	90.3%	-0.5%
6.	Campus Ridge-Johnson City, TN[2]	132	528	96.8%	88.8%	-0.9%
7.	University Place-Charlottesville, VA	144	528	95.3%	90.7%	-1.3%
8.	University Gables-Murfreesboro, TN	168	648	98.5%	92.0%	-1.6%
9.	Blanton Common-Valdosta, GA	276	860	93.7%	82.9%	-1.9%
10.	Raiders Pass-Lubbock, TX	264	828	94.6%	84.2%	-2.9%
11.	Entrada Real-Tucson, AZ	98	363	84.3%	87.1%	-3.0%
12.	Casa de Oro-Glendale, AZ (ACE)	109	365	58.9%	57.0%	-3.7%
13.	University Pointe at College Station-Portland, OR (ACE)	282	978	98.8%	87.0%	-4.2%
14.	The Outpost-San Antonio, TX	276	828	91.8%	90.7%	-9.1%
15.	University Village-Philadelphia, PA	220	749	96.9%	83.2%	-10.6%
	Subtotal - Q4 2013 Same Store Legacy Properties With Final Fall 2012 Occupancy Less than 95%	**2,916**	**9,740**	**94.4%**	**87.6%**	**-2.2%**
	Total - Q4 2013 Same Store Legacy Properties	**19,416**	**62,552**	**97.0%**	**96.9%**	**1.4%**

1. The company previously owned a 79.5% interest in this property. Effective July 1, 2013, the Company acquired the remaining 20.5% interest in this property. As of September 30, 2013, the property is fully owned by the company.
2. Property is classified as Held for Sale as of September 30, 2013 and is included in discontinued operations on the accompanying consolidated financial statements.

AMERICAN CAMPUS COMMUNITIES | 12

PORTFOLIO OVERVIEW
Detail – 2012 acquisitions

AMERICAN CAMPUS COMMUNITIES

	Property	Units	Beds	Physical Occupancy at September 30, 2013	Physical Occupancy at September 30, 2012	Fall 2013 Rental Rate Change
1.	Landmark-Ann Arbor, MI	173	606	98.8%	101.3%	11.6%
2.	Icon Plaza-Los Angeles, CA	56	253	92.5%	104.0%	9.0%
3.	Avalon Heights-Tampa Bay, FL	210	754	100.0%	99.9%	4.1%
4.	Campustown-Ames, IA	452	1,217	99.8%	99.8%	3.9%
5.	The Block-Austin, TX	669	1,555	94.5%	98.6%	2.9%
6.	Garnet River Walk-West Colombia, SC	170	476	98.7%	98.7%	1.2%
7.	University Commons-Minneapolis, MN	164	480	115.8%	112.9%	1.1%
8.	Union-Waco, TX	54	120	98.3%	99.2%	-0.9%
9.	The Retreat-San Marcos, TX	187	780	92.7%	98.6%	-1.7%
10.	The Castilian-Austin, TX[1]	371	623	71.6%	105.5%	-5.0%
	Subtotal - 2012 Acquisitions with Final Fall 2012 Occupancy of 98% or Greater	**2,506**	**6,864**	**95.9%**	**101.0%**	**0.8%**
1-2.	Vintage & Texan- Austin, TX	124	311	98.7%	94.9%	9.2%
3.	Chauncey Square-West Lafayette, IN	158	386	99.0%	87.3%	7.1%
4.	University Heights-Knoxville, TN	204	636	98.9%	86.9%	1.3%
5.	Campustown Rentals-Champaign, IL	280	766	74.0%	94.9%	-0.9%
6.	Bishops Square-San Marcos, TX	134	315	97.1%	88.3%	-1.3%
7.	River Mill-Athens, GA	243	461	96.7%	84.8%	-1.7%
8.	309 Green-Champaign, IL	110	416	97.1%	90.1%	-7.0%
9.	Lofts54-Champaign, IL	43	172	100.0%	88.4%	-8.5%
10.	922 Place-Tempe, AZ	132	468	95.1%	61.1%	-13.5%
	Subtotal - 2012 Acquisitions with Final Fall 2012 Occupancy Less than 95%	**1,428**	**3,931**	**93.1%**	**86.3%**	**-0.9%**
	Total - 2012 Acquisitions	**3,934**	**10,795**	**94.9%**	**95.7%**	**-0.1%**
	Total - Q4 2013 Same Store Wholly-owned Properties	**23,350**	**73,347**	**96.7%**	**96.8%**	**1.1%**

1. At the time of our acquisition of The Castilian in September 2012, the company underwrote occupancy at 75% due to the impact of The Callaway House Austin's debut in the market in the same asset class. Excluding The Castilian, occupancy as of September 30, 2013 for the 2012 acquisitions with final Fall 2012 occupancy of 98% or greater would have been 98.3%

AMERICAN CAMPUS COMMUNITIES | 13

PORTFOLIO OVERVIEW
Detail – new wholly-owned properties

	Property	Units	Beds	Physical Occupancy at September 30, 2013
1.	West 27th Place-Los Angeles, CA	161	475	104.0%
2.	The Province-Rochester, NY	336	816	100.7%
3.	The Province-Tampa, FL	287	947	99.6%
4.	Grindstone Canyon-Columbia, MO	201	384	99.5%
5.	The Province-Louisville, KY	366	858	99.1%
6.	U Club Cottages-Baton Rouge, LA	105	308	99.0%
7.	Forest Village and Woodlake-Columbia, MO	352	704	98.9%
8.	The Cottages of Baton Rouge-Baton Rouge, LA	382	1,290	98.8%
9.	The Cottages of Durham-Durham, NH	141	619	98.1%
10.	The Cottages of Columbia-Columbia, MO	145	513	97.3%
11.	The Lofts at Capital Garage-Richmond, VA	36	144	97.2%
12.	RAMZ Apts on Broad-Richmond, VA	88	172	96.5%
13-14.	5 Twenty Four & 5 Twenty Five Angliana-Lexington, KY	376	1,060	96.2%
15.	25Twenty-Lubbock, TX	249	562	95.6%
16.	The Lodges of East Lansing-East Lansing, MI	364	1,049	92.8%
17.	The Province-Dayton, OH	200	657	92.2%
18.	U Pointe Kennesaw-Kennesaw, GA	216	795	89.1%
19.	The Province-Greensboro, NC	219	696	88.4%
	Subtotal - Kayne Anderson Portfolio	**4,224**	**12,049**	**96.6%**
1.	7th Street Station-Corvallis, OR	82	309	100.0%
	Subtotal - 2013 Acquisitions	**82**	**309**	**100.0%**
1.	University View-Prairie View, TX (ACE)	96	336	100.0%
2.	The Callaway House & The Penthouse at Callaway-Austin, TX	219	753	99.5%
3.	Chestnut Square-Philadelphia, PA (ACE)	220	861	99.3%
4.	601 Copeland-Tallahassee, FL	81	283	99.3%
5.	U Club on Woodward-Tallahassee, FL	112	448	99.1%
6.	The Townhomes at Newtown Crossing-Lexington, KY	152	608	99.0%
7.	Manzanita-Tempe, AZ (ACE)	241	816	96.7%
8.	U Club Townhomes at Overton Park-Lubbock, TX	112	448	92.0%
	Subtotal - 2013 Development Deliveries	**1,233**	**4,553**	**98.1%**
	Total - New Wholly-owned Properties	**5,539**	**16,911**	**97.1%**
	Total - Wholly-owned Properties	**28,889**	**90,258**	**96.7%**

AMERICAN CAMPUS COMMUNITIES | 14

OWNED DEVELOPMENT UPDATE
$ in thousands

AMERICAN CAMPUS COMMUNITIES

RECENTLY COMPLETED PROJECTS

Project	Project Type	Location	Primary University Served	Units	Beds	Total Project Cost	Opened for Occupancy
Manzanita Hall	ACE	Tempe, AZ	Arizona State University	241	816	$ 48,500	August 2013
The Callaway House	Off-campus	Austin, TX	The University of Texas at Austin	219	753	62,500	August 2013
Chestnut Square	ACE	Philadelphia, PA	Drexel University	220	861	100,700	September 2013
U Club on Woodward	Off-campus	Tallahassee, FL	Florida State University	112	448	28,800	August 2013
Town. at Overton Park	Off-campus	Lubbock, TX	Texas Tech University	112	448	29,800	August 2013
601 Copeland	Off-campus	Tallahassee, FL	Florida State University	81	283	26,800	August 2013
University View (PVAMU Phase VII)	ACE	Prairie View, TX	Prairie View A&M University	96	336	14,800	August 2013
				1,081	3,945	$ 311,900	

PROJECTS UNDER CONSTRUCTION

Project	Project Type	Location	Primary University Served	Units	Beds	Estimated Project Cost	As of September 30, 2013: CIP[1]	Land and Other[2]	Total Costs Incurred	% Complete[3]	Scheduled Completion
The Plaza on University[4]	Off-campus	Orlando, FL	Univ. of Central Florida	364	1,313	$ 112,300	$ 32,067	$ 26,374	$ 58,441	39%	August 2014
Stanworth Commons Phase I[5]	ACE	Princeton, NJ	Princeton University	127	214	35,800	12,400	1,070	13,470	34%	July 2014
U Club on Frey Phase II	Off-campus	Kennesaw, GA	Kennesaw State University	102	408	25,300	4,622	5,453	10,075	23%	August 2014
U Centre at Northgate	ACE	College Station, TX	Texas A&M University	196	784	37,500	6,056	1,645	7,701	17%	August 2014
The Suites Phase II	ACE	Flagstaff, AZ	Northern Arizona University	164	328	19,300	465	-	465	3%	August 2014
			SUBTOTAL - 2014 DELIVERIES	**953**	**3,047**	**$ 230,200**	**$ 55,610**	**$ 34,542**	**$ 90,152**		
Lancaster Project	ACE	Philadelphia, PA	Drexel University	351	1,316	$ 170,700	$ 9,174	$ 370	$ 9,544	4%	September 2015
			SUBTOTAL - 2015 DELIVERIES	**351**	**1,316**	**$ 170,700**	**$ 9,174**	**$ 370**	**$ 9,544**		

OWNED DEVELOPMENT PIPELINE[6 7]

Project	Project Type	Location	Primary University Served	Anticipated Commencement	Approx. Targeted Beds	Estimated Project Cost[8]	Targeted Completion
The Plaza Apartments[9]	Off-campus	Tallahassee, FL	Florida State University	Q2/Q3 2014	496	$ 36,400	August 2015
Stanworth Commons Phase II[5]	ACE	Princeton, NJ	Princeton University	Q3 2014	379	42,500	July 2015
USC Health Sciences Campus	ACE	Los Angeles, CA	University of Southern California	TBD	460	49,000	TBD
Carbondale Development	Off-campus	Carbondale, IL	Southern Illinois University	TBD	650	32,100	TBD
					1,985	$ 160,000	

1. The total construction in progress ("CIP") balance above excludes $3.4 million related to ongoing renovation projects at operating properties, as well as the CIP balance of $2.3 million related to the University Walk pre-sale property in Knoxville, TN that is discussed on page 16.
2. Consists of amounts incurred to purchase the land for off-campus development projects, as well as other development-related expenditures not included in CIP such as deposits, furniture, etc.
3. Based on costs incurred under the general construction contract as of September 30, 2013.
4. This project was purchased in July 2011. In October 2012, demolition of the existing retail center began in connection with the development of a new mixed-use community.
5. This faculty and staff community consists of two phases, with the first phase anticipated to be completed in July 2014 and the second phase anticipated to be completed in July 2015.
6. Does not include undeveloped land parcels in 5 university markets totaling $33.1 million.
7. Commencement of owned off-campus development projects is subject to final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions. ACE awards provide the company with the opportunity to exclusively negotiate with the subject universities. Commencement of ACE projects is subject to various levels of university board approval, final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions.
8. Estimated project costs include land and other predevelopment costs of $4.6 million incurred as of September 30, 2013 for owned development pipeline projects.
9. This property was purchased in August 2013. The company is currently vacating tenants in preparation for redevelopment activities.

AMERICAN CAMPUS COMMUNITIES | 15

INVESTMENT UPDATE

$ in thousands

AMERICAN CAMPUS COMMUNITIES

MEZZANINE INVESTMENTS

Project	Location	Primary University Served	Units	Beds	Mezzanine Investment/ Deposit	Transaction Structure	Purchase Price	Actual or Targeted Completion	Status
Townhomes at Newtown Crossing[1]	Lexington, KY	Univ. of Kentucky	152	608	$ 2,000	Pre-sale	$ 38,750	August 2013	Purchased September 2013
The Lodges of East Lansing (Phase II)[2]	East Lansing, MI	Michigan State Univ.	144	366	8,300	Pre-sale	32,300	July 2013	Purchased July 2013
University Walk[3]	Knoxville, TN	Univ. of Tennessee	177	526	8,750	Pre-sale	32,300	August 2014	Under construction
			473	1,500	$ 19,050		$ 103,350		

ACQUISITIONS

Project	Location	Primary University Served	Units	Beds	Closing Date	Contract Sales Price	Assumed Mortgage Debt
7th Street Station	Corvallis, OR	Oregon State Univ.	82	309	July 25, 2013	$ 26,500	$ -
The Plaza Apartments[4]	Tallahassee, FL	Florida State Univ.	289	359	August 20, 2013	10,400	-
Park Point	Rochester, NY	Rochester Inst. Of Tech.	300	924	October 8, 2013	100,250	70,000
			671	1,592		$ 137,150	$ 70,000

DISPOSITIONS

Project	Location	Primary University Served	Units	Beds	Closing Date	Contract Sales Price	Outstanding Mortgage Debt
The Village at Blacksburg	Blacksburg, VA	Virginia Tech Univ.	288	1,056	July 10, 2013	$ 56,000	$ -
State College Park	State College, PA	Penn State Univ.	196	752	July 10, 2013	42,750	-
University Pines	Statesboro, GA	Georgia Southern Univ.	144	552	July 10, 2013	19,100	-
Northgate Lakes	Orlando, FL	Univ. of Central Florida	194	710	July 24, 2013	39,550	15,500 [5]
Campus Ridge	Johnson City, TN	East Tennessee State Univ.	132	528	October 4, 2013	12,250	7,600 [5]
			954	3,598		$ 169,650	$ 23,100

1. In July 2012, the company provided mezzanine financing to a private developer and was obligated to purchase the property as long as certain construction completion deadlines and other closing conditions were met. The company was responsible for leasing, management, and initial operations of the project while the third-party developer retained the development risk during the construction period. Construction completed in August 2013 and the company closed on the purchase of this property in September 2013.
2. As part of the purchase of the Kayne Anderson Portfolio in November 2012, the company was obligated to purchase a second phase of an existing property, which was under construction at the time of purchase, as long as certain construction completion deadlines and other closing conditions were met. In connection with the closing of the Kayne Anderson Portfolio, the company deposited $8.3 million towards the purchase of this second phase, and the remaining $24.0 million of the purchase price was paid upon construction completion and closing of the purchase in July 2013.
3. In July 2013, the company provided mezzanine financing to a private developer and is obligated to purchase the property as long as certain construction completion deadlines and other closing conditions are met. The company is responsible for leasing, management, and initial operations of the project while the third-party developer retains development risk during the construction period. In accordance with accounting guidance, the company is including this property in its consolidated financial statements. Therefore, as of September 30, 2013, the company has included the following amounts in its consolidated balance sheet: land of $3.4 million, and construction in progress of $2.3 million.
4. The company is currently vacating tenants from this property in preparation for redevelopment activities, which are anticipated to commence in the second or third quarter 2014 (see slide 15).
5. These properties were included in the Collateral Pool which secures the company's Agency Facility. Concurrent with the sale of these properties, $23.1 million of the Secured Agency Facility was paid down.

AMERICAN CAMPUS COMMUNITIES | 16

THIRD-PARTY DEVELOPMENT UPDATE
$ in thousands

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2013	2012	$ Change	2013	2012	$ Change
Development services revenue	$ 622	$ 1,467	$ (845)	$ 1,656	$ 7,427	$ (5,771)
% of total revenue	0.4%	1.3%		0.3%	2.3%	

RECENTLY COMPLETED PROJECTS

Project	Location	Primary University Served	Units	Beds	Total Fees	Completed
Dolphin Cove	Staten Island, NY	City University of New York	133	454	$ 2,620	August 2013
North Campus Village - Housing	Ashland, OR	Southern Oregon University	206	702	1,925	August 2013
North Campus Village - Dining Hall[1]	Ashland, OR	Southern Oregon University	n/a	n/a	350	August 2013
			339	1,156	$ 4,895	

CONTRACTED PROJECTS IN PROGRESS

Project	Location	Primary University Served	Units	Beds	Total Fees	Fees Earned as of September 30, 2013	Fees Earned in Current Year	Remaining Fees as of September 30, 2013	Scheduled Completion
West Virginia University Project[2]	Morgantown, WV	West Virginia University	224	567	$ 2,374	$ 950	$ 950	$ 1,424	August 2014
Lakeside Graduate Community	Princeton, NJ	Princeton University	329	715	3,200	1,785	347	1,415	August 2014
			553	1,282	$ 5,574	$ 2,735	$ 1,297	$ 2,839	

ON-CAMPUS AWARD PIPELINE[3]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Estimated Fees
University of Toledo	Toledo, OH	Third-party	Q2 2014	$ 2,100

1. The Company earned a fee to assist the University in building a dining hall that is located adjacent to the student housing project. The dining hall is owned by the University and is operated by a third-party food service operator.
2. In July 2013, the company entered into long-term ground and facility leases with the University to finance, construct, and manage this on-campus participating property. Under the terms of the leases, title to the constructed facility will be held by the University/lessor and the University will receive 50% of defined net cash flows on an annual basis through the term of the leases. Similar to our other on-campus participating properties, for purposes of calculating FFOM, we are recognizing the fees as received.
3. These awards relate to speculative development projects that are subject to final determination of feasibility, execution and closing on definitive agreements, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.

AMERICAN CAMPUS COMMUNITIES | 17

# MANAGEMENT SERVICES UPDATE
$ in thousands

	Three Months Ended September 30, 2013	2012	$ Change	Nine Months Ended September 30, 2013	2012	$ Change
Management services revenue	$ 1,792	$ 1,687	$ 105	$ 5,425	$ 5,083	$ 342
% of total revenue	1.1%	1.5%		1.1%	1.6%	

NEW/PENDING MANAGEMENT CONTRACTS

Property	Location	Primary University Served	Approximate Beds	Stabilized Annual Fees[1]	Actual or Anticipated Commencement
Luxe Phase I	Waterloo, ON, Canada	University of Waterloo & Laurier University	536	$ 125	February 2013
San Juan Village	Portales, NM	Eastern New Mexico University at Portales	267	60	March 2013
Sierra Vista Village	Roswell, NM	Eastern New Mexico University at Roswell	258	60	April 2013
Waterview Park	Richardson, TX	The University of Texas at Dallas	1,140	275	July 2013
Piedra del Sol[2]	San Diego, CA	San Diego State University	240	50	July 2013
Ridgebrook Court	Dekalb, IL	Northern Illinois University	360	75	July 2013
University Village Phase IV	Richardson, TX	The University of Texas at Dallas	400	75	August 2013
Dolphin Cove	Staten Island, NY	City University of New York	454	255	August 2013
Jaguar Suites	Victoria, TX	University of Houston-Victoria	220	35	August 2013
Luxe Phase II	Waterloo, ON, Canada	University of Waterloo & Laurier University	418	100	September 2013
Fraternity Row	San Diego, CA	San Diego State University	260	56	November 2013
			4,553	**$ 1,166**	

DISCONTINUED MANAGEMENT CONTRACTS

Property	Location	Primary University Served	Beds	2013 Fee Contribution Prior to Termination	Discontinued As Of
Bayou Oaks	Houston, TX	University of Houston	490	$ 90	July 2013

1. Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels.
2. Facilities management only.

AMERICAN CAMPUS COMMUNITIES | 18

DEFINITIONS 19 ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to finance, construct, and operate on-campus student housing communities. Properties under this structure are considered to be wholly-owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense* Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non-cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations (“FFO”) Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified (“FFOM”) FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties and other non-cash items, as we determine in good faith. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; (iii) the change in accrued interest during the period presented; and (iv) interest expense associated with properties classified within discontinued operations, as adjusted for the items previously mentioned. Net Debt* Total Debt less Cash. * These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios.

DEFINITIONS, CONTINUED 20 Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income “NOI” Property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and administrative expenses. On-campus Participating Properties A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design beds less beds used by on-site staff. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables and intangibles, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including capital leases and excluding mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios.

INVESTOR INFORMATION

Executive Management

Bill Bayless	Chief Executive Officer
Greg Dowell	Chief Operating Officer
Jon Graf	Chief Financial Officer
William Talbot	Chief Investment Officer

Research Coverage

Jeffery Spector / Jana Galan	Bank of America / Merrill Lynch	(646) 855-1363 / (646) 855-3081	jeff.spector@baml.com / jana.galan@baml.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / eric.wolfe@citi.com
Vincent Chao / Jeremy Metz	Deutsche Bank Securities, Inc.	(212) 250-6799 / (212) 250-4667	vincent.chao@db.com / jeremy.metz@db.com
Dave Bragg / Ryan Burke	Green Street Advisors	(949) 640-9780 / (949) 640-8780	dbragg@greenst.com / rburke@greenst.com
Carol Kemple	Hilliard Lyons	(502) 588-1839	ckemple@hilliard.com
Steve Sakwa / Derek Bower	ISI Group Inc.	(212) 446-9462 / (212) 888-3842	ssakwa@isigrp.com / dbower@isigrp.com
Anthony Paolone	J.P. Morgan Securities	(212) 622-6682	anthony.paolone@jpmorgan.com
Jordan Sadler / Karin Ford	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2293	jsadler@keybanccm.com / kford@keybanccm.com
Ryan Meliker / Jonathan Petersen	MLV & Co	(212) 542-5872 / (646) 556-9185	rmeliker@mlvco.com / jpetersen@mlvco.com
Paula Poskon	Robert W. Baird & Co., Inc.	(571) 203-1677	pposkon@rwbaird.com
Alexander Goldfarb / Andrew Schaffer	Sandler O'Neill + Partners, L.P.	(212) 466-7937 / (212) 466-8062	agoldfarb@sandleroneill.com / aschaffer@sandleroneill.com
Ross Nussbaum / Nick Yulico	UBS Investment Research	(212) 713-2484 / (212) 713-3402	ross.nussbaum@ubs.com / nick.yulico@ubs.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Additional Information

Corporate Headquarters:
American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738
Tel: (512) 732-1000; Fax: (512) 732-2450
www.americancampus.com

Investor Relations:
Ryan Dennison
VP, Investor Relations
(512) 732-1000
rdennison@americancampus.com



AMERICAN CAMPUS COMMUNITIES | 21

In addition to historical information, this supplemental package contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which American Campus operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.